UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________

FORM 8-K
_____________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 _____________________________________________________

Date of Report (Date of earliest event reported): July 26, 2023

www.carlisle.com

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-09278	31-1168055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254
(Address of principal executive offices, including zip code)

480-781-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $1 par value	CSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.            Results of Operations and Financial Condition.

On July 26, 2023, Carlisle Companies Incorporated (the “Company”) issued a press release regarding the Company’s financial results for the second quarter ended June 30, 2023. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2023, Carlisle Companies Incorporated, (the “Company”) appointed Stephen P. Aldrich Vice President & Chief Accounting Officer and principal accounting officer, succeeding Kelly P. Kamienski in those roles. Ms. Kamienski was appointed Vice President of Finance for Carlisle Weatherproofing Technologies. Both appointments are effective August 1, 2023.

Mr. Aldrich, age 43, joined the Company in 2012 and has held numerous financial leadership roles, including Internal Audit Manager, Director of SEC Reporting, Vice President of Finance for Carlisle Fluid Technologies, Vice President of Internal Audit, and most recently Vice President of FP&A. Prior to joining the Company, Mr. Aldrich was an audit manager with Deloitte. Mr. Aldrich holds a Master of Science in Accountancy from Wake Forest University, an A.B. in History from Davidson College, and is a Certified Public Accountant.

In connection with his appointment as principal accounting officer, Mr. Aldrich will be entitled to participate in the Company’s employee benefit plans from time to time in effect and available to executive officers. Mr. Aldrich will also enter into the Company’s executive severance agreement, providing for benefits in the event of a “change of control,” defined generally as an acquisition by any third party of 20% or more of the outstanding voting shares of the Company or a change in the majority of the Board of Directors. In the event Mr. Aldrich’s employment is terminated within three years of a “change of control,” he would be entitled to three years compensation, including bonus, vesting of equity compensation, retirement benefits equal to the benefits he would have received had he completed three additional years of employment with the Company and continuation of all life, accident, health, savings and other fringe benefits, all in accordance with and subject to the terms of the Company’s executive severance agreement.

The foregoing description of the executive severance agreement is qualified in its entirety by reference to the full text of such agreement. A copy of the form of executive severance agreement is filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

There are no arrangements or understandings between Mr. Aldrich and any other person pursuant to which he was appointed as principal accounting officer, nor are there any transactions involving the Company and Mr. Aldrich that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 9.01.            Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Exhibit Title

99.1	Press release of Carlisle Companies Incorporated dated July 26, 2023.
99.2	Press release of Carlisle Companies Incorporated announcing finance leadership changes dated July 26, 2023.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date:	July 26, 2023	By:	/s/ Kevin P. Zdimal
Kevin P. Zdimal
Vice President and Chief Financial Officer